EXHIBIT 99.1

NEWS RELEASE

For Immediate Release	Contact: Howard Kaminsky, Chief Financial Officer
investorrelations@sportchalet.com
(818) 949-5300 ext. 5728

SPORT CHALET TO HOLD CONFERENCE CALL

TO REVIEW FIRST QUARTER RESULTS

~Earnings release after market close on August 14, 2013~

~Conference call at 2:00 p.m. Pacific Time~

LOS ANGELES – (August 7, 2013) – Sport Chalet, Inc. (Nasdaq: SPCHA, SPCHB), a premier, full service specialty sporting goods retailer, today announced that it plans to release its financial results for the first quarter ended June 30, 2013 after the market closes on Wednesday, August 14, 2013. The Company will also host a conference call on the same day.

Sport Chalet will host a conference call and audio webcast, both open to the public, on Wednesday, August 14, 2013 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Investors will have the opportunity to listen to the earnings conference call over the internet through an audio webcast located at http://www.media-server.com/m/p/amxt4suf. To listen to the live call, please go to the website at least fifteen minutes early to register and download and install any necessary audio software. The conference call may also be accessed by dialing either

(866) 700-6293 or (617) 213-8835 and entering passcode 29522581. A dial-in replay of the call will be available approximately two hours after the conference call through Midnight Pacific Time on Saturday, September 14, 2013 by dialing (888) 286-8010 and entering passcode 27219330.

About Sport Chalet, Inc.

Sport Chalet is a premier, full service specialty sporting goods retailer featuring the industry's top sports brands in apparel, footwear, and sports equipment. Founded in 1959 by Norbert Olberz, the company has 53 stores in Arizona, California, Nevada and Utah; an online store at www.sportchalet.com; a Team Sales Division; and offers more than 50 specialty services for the sports enthusiast, including online same day delivery, climbing, backcountry skiing, ski mountaineering, avalanche education, and mountain trekking instruction, car rack installation, snowboard and ski rental and repair, Scuba training and certification, Scuba boat charters, team sales, gait analysis, baseball/softball glove steaming and lacing, racquet stringing, and bicycle tune-up and repair at its store locations. For more information, visit Sport Chalet at www.sportchalet.com.